UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2023

WOLFSPEED, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2023, the board of directors (the “Board”) of Wolfspeed, Inc. (the “Company”) voted to increase the size of the Board from nine (9) to ten (10) directors and elected Stacy J. Smith, age 60, as a member of the Board to fill the resulting vacancy. The Board also appointed Mr. Smith as a member of the Board’s Audit Committee and Governance and Nominations Committee, with such appointments effective as of January 23, 2023.

Mr. Smith has served as Executive Chairman of Kioxia Corporation (formerly Toshiba Memory Corporation) since October 2018 and as non-executive chair and member of the board of directors of Autodesk, Inc. (Nasdaq: ADSK) since June 2018 and November 2011, respectively. Mr. Smith also previously served on the board of directors of Metromile, Inc., from July 2018 to February 2021. Mr. Smith previously served as Group President of Sales, Manufacturing and Operations at Intel Corporation (Nasdaq: INTC) from February 2017 to January 2018. He served as the Executive Vice President, Manufacturing, Operations and Sales from October 2016 to February 2017. From November 2012 to October 2016, he served as Executive Vice President, Chief Financial Officer. Previously, Mr. Smith served as Senior Vice President, Chief Financial Officer from January 2010 to November 2012; Vice President, Chief Financial Officer from 2007 to 2010; and Vice President, Assistant Chief Financial Officer from 2006 to 2007. From 2004 to 2006, Mr. Smith served as Vice President, Finance and Enterprise Services and Chief Information Officer. Mr. Smith joined Intel in 1988. Mr. Smith also serves on The California Chapter of The Nature Conservancy Board of Trustees and the University of Texas McCombs School of Business Advisory Board. Mr. Smith’s qualifications to serve as a director include his management positions with Intel, including in finance and executive roles, providing him with critical insight into the operational requirements of a global semiconductor company and management and consensus-building skills.

The Company will compensate Mr. Smith for his services as a director in accordance with the Schedule of Compensation for Non-Employee Directors filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated by reference herein. Pursuant to these arrangements, on January 23, 2023, the Company issued Mr. Smith restricted stock units (“RSUs”) to acquire shares of the Company’s common stock with a value of $200,000. The Company granted the RSUs under its 2013 Long-Term Incentive Compensation Plan. The award vests on the first anniversary of the grant date, subject to continued service with the Company. In addition, commencing with the Company’s fourth fiscal quarter, the Company will pay Mr. Smith a cash retainer in advance at the quarterly rate of $17,500 for service as a member of the Board, $3,750 for service as a member of the Audit Committee, and $1,250 for service as a member of the Governance and Nominations Committee. Mr. Smith will be paid a portion of the retainer for the Company’s third quarter, prorated based on the number of days remaining in the Company’s third quarter.

In connection with his election, Mr. Smith will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 25, 2010, as filed on October 29, 2010, and is incorporated by reference herein.

There is no arrangement or understanding between Mr. Smith and any other person pursuant to which Mr. Smith was appointed as a director. Mr. Smith is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board determined that Mr. Smith satisfies the New York Stock Exchange definition of “independent director.” As of January 23, 2023, Mr. Smith did not beneficially own any shares of the Company’s common stock. The address for Mr. Smith is c/o Wolfspeed, Inc. at 4600 Silicon Drive, Durham, NC 27703.

The press release issued by the Company on January 25, 2023 announcing the election of Mr. Smith is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

10.1	Schedule of Compensation of Non-Employee Directors
99.1	Press Release dated January 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: January 25, 2023